UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              _____________________




                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 25, 2007
                                                          -------------
                              _____________________


Commission     Exact name of Registrant as specified in its charter,        IRS Employer
file number    State of incorporation, Address and Telephone number      Identification No.
-----------    ----------------------------------------------------      ------------------
                              Energy East Corporation
 1-14766                     (Incorporated in New York)                       14-1798693
                                52 Farm View Drive
                         New Gloucester, Maine 04260-5116
                                  (207) 688-6300
                                www.energyeast.com

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
           ------------------------------------------------------------------
           Appointment of Certain Officers; Compensatory Arrangements of
           -------------------------------------------------------------
           Certain Officers
           ----------------

On June 25, 2007, Energy East Corporation (the "Company") issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of June 25, 2007 (the "Merger Agreement"), with Iberdrola, S.A. ("Iberdrola"), a corporation (sociedad anonima) organized under the Laws of the Kingdom of Spain, and Green Acquisition Capital, Inc. ("Merger Sub"), a New York corporation.

The Merger Agreement provides for a business combination whereby Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of common stock of the Company (other than shares of common stock of the Company owned by the Company as treasury stock or by a subsidiary of the Company, or by Iberdrola or a subsidiary of Iberdrola) will be converted into the right to receive $28.50 per share in cash, without interest (the "Merger Consideration").

Consummation of the Merger is subject to various customary closing conditions, including the requisite approval by the stockholders of the Company, the absence of injunctions or restraints imposed by governmental entities, the receipt of required regulatory approvals and the absence of any material adverse change to the Company.

The Merger Agreement contains certain termination rights for both the Company and Iberdrola, including a termination right for the Company if the board of directors of the Company authorizes the Company to enter into a definitive agreement concerning a transaction constituting a superior proposal. Under certain circumstances specified in the Merger Agreement, the Company will be required to pay Iberdrola a termination fee in the amount of $45 million.

In connection with the entry of the Merger Agreement, on June 25, 2007, Iberdrola and the Board of Directors of the Company approved an Amended and Restated Employment Agreement with Wesley W. von Schack, the Chief Executive Officer of the Company, that becomes effective upon the consummation of the Merger and provides for him to continue as Chief Executive Officer of the Company for a two-year term following the Merger on the terms and conditions specified in the Amended and Restated Employment Agreement.

A copy of the Merger Agreement together with the form of the Amended and Restated Employment Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Amended and Restated Employment Agreement are qualified in their entirety by reference to the full text thereof.


Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, 52 Farm View Drive, New Gloucester, ME 04260, Attention: Marc Siwak, Director Investor Relations.

Participants in the Solicitation

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information about the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Item 9.01   Financial Statements and Exhibits


(d) Exhibits


2.1  -   Agreement and Plan of Merger dated as of June 25, 2007 among the
         Company, Iberdrola, S.A. and Green Acquisition Capital, Inc.


99.1 -   Press release dated June 25, 2007.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENERGY EAST CORPORATION
                                            (Registrant)


Date:  June 28, 2007                   By: /s/ Robert D. Kump
                                          -----------------------------------
                                             Robert D. Kump
                                             Senior Vice President and
                                             Chief Financial Officer